UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 25, 2012
Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Extension of Determination Date Under the Rights Agreement
As previously reported by Signature Group Holdings, Inc. (the “Company”), on July 15, 2011 and July 18, 2011, James McIntyre, Kingstown Partners Master Ltd. and other entities affiliated therewith, Michael Blitzer, J. Hunter Brown, Robert A. Peiser, Laurie M. Shahon, Joyce White, Robert Willens and Guy Shanon (collectively, the “Shareholder Group”) entered into a solicitation agreement and filed Schedule 13D’s indicating that such persons and entities had formed a “group” (as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with the Shareholder Group’s intention to nominate a slate of directors for election to the Board at the Company’s next annual meeting of shareholders. On December 7, 2011, Mr. McIntyre exercised his right to terminate all of his obligations under the solicitation agreement with the Shareholder Group including, but not limited to, his agreement to (1) be a director nominee of the Shareholder Group; and (2) participate in the solicitation of proxies by or for the Shareholder Group for the election of directors at shareholder meetings of the Company (the “Termination”).

Notwithstanding the Termination, the Company’s Board of Directors continues to evaluate whether the Shareholder Group should be determined to be an “Acquiring Person” (as defined in that certain Rights Agreement, dated as of October 23, 2007, as amended (the “Rights Agreement”), between the Company and Mellon Investor Services LLC) and if such determination is made, whether a Distribution Date (as defined in the Rights Agreement) for the distribution of rights under and pursuant to the Rights Agreement will occur. The Company previously announced that the Board had extended the date by which such determinations needed to be made until July 30, 2012. On July 20, 2012, the Board further extended the date to make such determinations to September 30, 2012.

The Company (which was then known as Fremont General Corporation) entered into the Rights Agreement in 2007 in order to protect the Company’s net operating losses (“NOLs”), which can be carried forward and used to offset the Company’s taxable income, if any. U.S. federal income tax law imposes significant limitations on the ability of a corporation to use its NOLs to offset income in circumstances where such corporation has experienced a “change in ownership.” Generally, there is a change in ownership if, at any time, one or more 5% shareholders have aggregate increases in their ownership in the corporation of more than 50 percentage points looking back over the prior three-year period. One of the principal reasons for the Company’s adoption of the Rights Agreement was to dissuade investors from aggregating ownership in the Company that triggers such a change in ownership, including those circumstances where shareholders act in concert in a manner that will result in a change in ownership. The Rights Agreement discourages shareholders from acquiring beneficial ownership of more than 5% of the Company’s outstanding shares of common stock by imposing economic and voting dilution upon any stockholder or group of shareholders that acquires beneficial ownership in excess of this threshold. The Company believes the protection of its NOLs to be in the best interests of all shareholders and as such the Company’s Board of Directors will enforce the Rights Agreement when it believes necessary.

Annual Stockholder Meeting held on July 24, 2012

On July 24, 2012, the Company held its annual stockholder meeting at the Bel Air Bay Club in Pacific Palisades, California.  Because this was a contested proxy, the results are being reviewed by independent inspector of elections.  We expect preliminary results to be available and announced later this week.  The final results will be disclosed when available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: July 25, 2012	By	/s/ David N. Brody
Name: David N. Brody
Title: Sr. Vice President, Counsel & Secretary